                                                                  EXHIBIT (a)(5)

               NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

 If you previously elected to reject LookSmart, Ltd.'s offer to exchange options (the "Offer"), and you would like to change your election and accept this Offer, you must sign this Notice and execute a new Election Form and return both documents to Stock Options Office, Attn: Doris Young, LookSmart, Ltd., 625 Second Street, San Francisco, California 94107 before 12:00 midnight, Pacific Standard Time, on March 20, 2001, unless the Offer is extended. If you have questions, please contact Doris Young at (415) 348-7571 or e-mail her at dyoung@looksmart.net.


To LookSmart, Ltd.:

   I previously received a copy of the Offer to Exchange (dated February 20, 2001), the cover letter and Summary of Terms, and an Election Form. I signed and returned the Election Form, in which I elected to reject LookSmart's Offer. I now wish to change that election and accept your Offer. I understand that by signing this Notice, signing a new Election Form and delivering both documents to Stock Options Office, Attn: Doris Young, LookSmart, Ltd., 625 Second Street, San Francisco, California 94107, I will be able to withdraw my rejection of the Offer and accept the Offer instead. I have read, understand and agree to all of the terms and conditions of the Offer.

   I understand that in order to accept the Offer, I must sign and deliver this Notice and a new Election Form to Stock Options Office, Attn: Doris Young, LookSmart, Ltd., 625 Second Street, San Francisco, California 94107 before 12:00 midnight, Pacific Standard Time, on March 20, 2001, or if LookSmart extends the deadline to exchange options, before the extended expiration of the Offer.

   I further understand that LookSmart will not accept any conditional or partial returns of options. I have completed and signed the following exactly as my name appears on my original Election Form.

   I accept the Offer.

X ______________________________________________________________________________
 Signature

Date: _____________, 2001

Name: __________________________________________________________________________
                                 (Please Print)

Service Provider Identification Number: ________________________________________